As filed with the Securities and Exchange Commission on April 20, 2007

Registration Statement No. 333-128501

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUINTANA MARITIME LIMITED

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	98-0454094
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Quintana Maritime Limited

c/o Quintana Management LLC

Attention: Stamatis Molaris

Pandoras 13 & Kyprou Street

166 74 Glyfada, Greece

Telephone: 011-30-210-898-5056

(Address and telephone number of Registrant’s principal executive offices)

QUINTANA MARITIME LIMITED 2005 STOCK INCENTIVE PLAN

(Full Title of Plan)

Seward & Kissel LLP

Attention: Gary J. Wolfe, Esq.

One Battery Park Plaza

New York, New York 10004

(212) 574-1200

(Name, address and telephone number of agent for service)

Copies to:

Dan Fleckman

Vinson & Elkins L.L.P.

666 Fifth Avenue

26th Floor

New York, New York 10103

(212) 237-0000

(telephone number)

(212) 237-0100

(facsimile number)

EXPLANATORY NOTE

This post-effective amendment is being filed solely to include the consent of Deloitte, Hadjipavlou, Sofianos & Cambanis S.A. to the incorporation by reference of the consolidated financial statements of Quintana Maritime Limited (the “Company”) for the fiscal year ended December 31, 2006 that were included in the Form 10-K filed by the Company on March 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Glyfada, the country of Greece, on April 20, 2007.

QUINTANA MARITIME LIMITED

By:	/s/ Stamatis Molaris
Stamatis Molaris
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Stamatis Molaris	Chief Executive Officer, President and Director (Principal Executive Officer)	April 20, 2007
Stamatis Molaris

*	Chief Financial Officer	April 20, 2007
Paul J. Cornell	(Principal Financial Officer; Principal Accounting Officer)

*	Chairman	April 20, 2007
Corbin J. Robertson, Jr.

*	Director	April 20, 2007
Joseph R. Edwards

*	Director	April 20, 2007
Corbin J. Robertson III

*	Director	April 20, 2007
Hans J. Mende

*	Director	April 20, 2007
Gurpal Singh Grewal

*	Director	April 20, 2007
S. James Nelson

* By:	/s/ Stamatis Molaris
Stamatis Molaris
Attorney-in-Fact

1

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Deloitte, Hadjipavlou, Sofianos & Cambanis S.A., Independent Registered Public Accounting Firm

2